Exhibit 99.1

Miromatrix Reports Second Quarter 2022 Results and Provides Corporate Update

EDEN PRAIRIE, MN, August 15, 2022 - Miromatrix Medical Inc. (NASDAQ: MIRO), a life sciences company pioneering a novel technology for bioengineering fully transplantable organs to help save and improve patients' lives, today reported second quarter 2022 financial results and provided a corporate update.

"Each quarter, Miromatrix makes meaningful progress towards our goal of improving the lives of transplant patients with our bioengineered organs,” said Jeff Ross, Ph.D., Miromatrix CEO. "The need for viable transplant organs continues to grow and Miromatrix remains at the forefront of companies dedicated to developing alternatives to human-donor organ transplants".

Business Highlights

●	Ended the second quarter of 2022 with $38.6 million of cash and investments. We continue to believe that our cash balance is sufficient to last through 2023.
●	On track to file IND application for MiroliverELAP™, our external liver assist product, before year-end. Following IND clearance from the FDA, we plan to initiate a Phase 1 clinical trial.
●	Successfully bioengineered kidneys that demonstrated urine production and protein retention in our preclinical bench testing model. We believe this is the first time a bioengineered organ has produced urine and we plan to publish these findings in the near future.
●	Bioengineered more than 400 livers and kidneys this year at our new fully-integrated headquarters. This highlights the talent of our scientific team and manufacturing capabilities as we move towards clinical trials.
●	Continued pre-clinical development of Miroliver™ and Mirokidney™, our fully implantable bioengineered livers and kidneys.

Second Quarter and Year-to-Date 2022 Financial Results

Cash and investments totaled $38.6 million as of June 30, 2022, as compared to $44.7 million as of March 31, 2022.

Operating loss was $8.2 million and $15.4 million for the three- and six-month periods ended June 30, 2022, respectively, as compared to $3.6 million and $6.3 million for the three- and six-month periods ended June 30, 2021. The increase in operating loss for comparable periods was primarily attributable to increased research and development costs and general and administrative costs; specifically, cost increases relating to payroll, pre-clinical lab supplies and services, as well as increased costs associated with being a public company.

Net loss was $8.2 million, or $0.40 per share, and $15.4 million, or $0.75 per share for the three- and six-months ended June 30, 2022, respectively, as compared to $3.7 million, or $1.27 per share, and $4.1 million, or $1.60 per share for the three- and six-months ended June 30, 2021. The increase in net loss for comparable periods was primarily attributable to the same cost increases described within operating loss above, plus one-time gains recognized in the first quarter of 2021 that impact the six month period comparison. The reduction in net loss per share for comparable periods was largely attributable to the significant increase in weighted average shares outstanding resulting from the Company’s IPO in June 2021.

Conference Call and Webcast Details

The Company will host a live conference call and webcast to discuss these results and provide a corporate update on Monday, August 15, 2022, at 4:30 PM ET.

To participate in the call, please dial 877-407-3982 (domestic) or 201-493-6780 (international) and provide conference ID 13730782. The live webcast will be available on the Events & Presentations page of the Investors section of Miromatrix's website.

About Miromatrix

Miromatrix Medical Inc. is a life sciences company pioneering a novel technology for bioengineering fully transplantable human organs to help save and improve patients' lives. The Company has developed a proprietary perfusion technology platform for bioengineering organs that it believes will efficiently scale to address the shortage of available human organs. The Company's initial development focus is on human livers and kidneys. For more information, visit miromatrix.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts are forward looking statements, including statements regarding the potential timing of the filing of the IND application for our MiroliverELAP product and the initiation of the related clinical trial. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expect," "plan," "anticipate," "could," "outlook," "guidance," "intend," "target," "project," "contemplate," "believe," "estimate," "predict," "potential" or "continue" or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. The forward-looking statements in this press release are only predictions and are based largely on our current business plans, expectations, and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of known and unknown risks, uncertainties and assumptions, including, but not limited to, our history of significant losses, which we expect to continue; our limited history operating as a commercial company; our expectations with respect to the regulatory pathway of our product candidates, our ability to obtain regulatory approvals for such product candidates, and the anticipated effect of delays in obtaining any such regulatory approvals; our expectations with respect to preclinical and clinical trial plans for our product candidates, the results of such activities and the safety and efficacy of our product candidates; our ability to commercialize our product candidates; our ability to compete successfully with larger competitors in our highly competitive industry; our ability to achieve and maintain adequate levels of coverage or reimbursement for any future products we may seek to commercialize; our expectations regarding our manufacturing capabilities; a pandemic, epidemic or outbreak of an infectious disease in the U.S. or worldwide, including the outbreak of the novel strain of coronavirus, COVID-19; product liability claims; our ability to establish and maintain intellectual property protection for our products, as well as our ability to operate our business without infringing the intellectual property rights of others; our ability to attract and retain senior management and key scientific personnel; and other important factors that could cause actual results, performance or achievements to differ materially from those expected or projected. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors section of the Company's Form 10-K filed with the U.S. Securities and Exchange Commission and any additional risks presented in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Contact

Greg Chodaczek

347-620-7010

ir@miromatrix.com

Media Contact:

press@miromatrix.com

MIROMATRIX MEDICAL INC.

Condensed Balance Sheets

	June 30,	December 31,
	2022	2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$12,593,315	$52,811,531
Restricted cash	800,100	800,100
Short-term investments	20,080,428	—
Receivable from Reprise Biomedical, Inc.	3,952	17,819
Interest receivable	116,933	—
Tenant improvement allowance receivable	—	1,256,950
Prepaid expenses and other current assets	364,649	450,873
Total current assets	33,959,377	55,337,273
Investments	5,938,963	—
Deferred offering costs	191,233	—
Right of use asset	1,772,441	—
Property and equipment, net	5,792,166	5,591,726
Total assets	$47,654,180	$60,928,999

Liabilities and Shareholders' Equity
Current liabilities:
Current portion of long-term debt	$38,399	$333,849
Current portion of deferred royalties	735,688	488,368
Accounts payable	1,078,690	2,094,854
Current portion of financing lease obligations	57,848	58,037
Current portion of lease liability	374,280	—
Current portion of tenant improvement obligation	—	160,462
Accrued expenses	1,450,934	1,428,622
Total current liabilities	3,735,839	4,564,192
Deferred royalties, net	491,733	491,733
Long-term debt	385,997	385,997
Deferred rent	—	207,204
Financing lease obligations, net	26,469	52,768
Lease liability, net	2,917,628	—
Tenant improvement obligation, net	—	1,029,629
Accrued interest	85,216	71,592
Total liabilities	7,642,882	6,803,115
Commitments and contingencies
Shareholders’ equity:
Common stock, par value $0.00001; 190,000,000 shares authorized; 20,813,741 issued and outstanding as of June 30, 2022 and 20,385,645 issued and outstanding as of December 31, 2021	208	204
Additional paid-in capital	129,448,942	128,177,594
Accumulated deficit	(89,437,852)	(74,051,914)
Total shareholders’ equity	40,011,298	54,125,884
Total Liabilities and Shareholders’ Equity	$47,654,180	$60,928,999

MIROMATRIX MEDICAL INC.

Condensed Statements of Operations

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021

Licensing revenue	$3,952	$9,139	$10,720	$15,247
Cost of goods sold	125,000	125,000	250,000	250,000
Gross loss	(121,048)	(115,861)	(239,280)	(234,753)
Operating expenses:
Research and development	4,988,233	2,480,887	8,994,141	4,348,888
Regulatory and clinical	419,394	103,256	774,632	186,961
Quality	517,333	86,257	958,268	172,044
General and administration	2,188,460	786,322	4,461,775	1,349,196
Total operating expenses	8,113,420	3,456,722	15,188,816	6,057,089
Operating loss	(8,234,468)	(3,572,583)	(15,428,096)	(6,291,842)
Interest income	61,078	45	61,848	85
Interest expense	(8,799)	(280,663)	(19,690)	(586,037)
Amortization of discount on note	—	(30,052)	—	(62,638)
Change in fair value of derivative	—	52,991	—	246,962
Research grants	—	127,428	—	277,965
Equity loss in affiliate	—	—	—	(223,633)
Gain on sale of equity investment	—	—	—	1,983,912
Gain on debt extinguishment	—	—	—	518,050
Net loss	$(8,182,189)	$(3,702,834)	$(15,385,938)	$(4,137,176)
Net loss per share, basic and diluted	$(0.40)	$(1.27)	$(0.75)	$(1.60)
Weighted average shares used in computing net loss per share, basic and diluted	20,615,218	2,913,938	20,547,070	2,586,477